Exhibit 10.1
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 21, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and SELECTA BIOSCIENCES, INC., a Delaware corporation with offices located at 65 Grove Street, Suite 101, Watertown, MA 02472 (“Borrower”).
A.    WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2020 (as amended by that certain First Amendment to Loan and Security Agreement dated as of September 7, 2021 and as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) modify the Amortization Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and
C.    WHEREAS, Borrower, the Lenders party to this Amendment (constituting the Required Lenders) and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.
Agreement
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.2(b) (Repayment). Section 2.2(b) of the Loan Agreement is hereby amended by replacing Section 2.2(b) in its entirety with the following:
“(b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-nine (29) months commencing on the Amortization Date. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2    Section 2.5(f) (Fees). Section 2.5 of the Loan Agreement is hereby amended by inserting the following new Section 2.5(f):
“(f)    Second Amendment Fee. A fully-earned, non-refundable amendment fee of One Hundred Ten Thousand Dollars ($110,000.00) to be shared between the Lenders pursuant to their Pro Rata Shares, which shall be due and payable on the Second Amendment Effective Date.

2.3    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:
“Amortization Date” is April 1, 2023.
“Second Amendment Effective Date” means March 21, 2022.
3.    Limitation of Amendment.
3.1    The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Release by Borrower.
5.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

5.2    In furtherance of this release, Borrower expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

5.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
5.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
6.    Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (a) the due execution of this Amendment by the parties thereto, and (b) the receipt by the Lenders of an amendment fee in the amount of One Hundred Ten Thousand Dollars ($110,000.00) in accordance with Section 2.5(f) of the Loan Agreement, as amended by this Amendment.
7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
8.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SELECTA BIOSCIENCES, INC.

By:	/s/ Kevin Tan
Name:	Kevin Tan
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

SILICON VALLEY BANK

By:	/s/ Lauren Cole
Name:	Lauren Cole
Title:	Director

[Signature Page to Second Amendment to Loan and Security Agreement]

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